Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Footstar, Inc.
Mahwah, New Jersey

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated March 31, 2011, relating to the consolidated financial statements of CPEX Pharmaceuticals, Inc. and Subsidiary, which are included in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP
Boston, Massachusetts
January 24, 2012